Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker	FOR IMMEDIATE RELEASE
(248) 258-7367
www.taubman.com

TAUBMAN CENTERS REPORTS SECOND QUARTER RESULTS

o	Solid FFO Per Share Growth
o	Net Loss Due to Depreciation and Non-Operating Items
o	Strongest Sales Per Square Foot Increase in Over Two Years
o	Strong Opening Expected at Stony Point

        BLOOMFIELD HILLS, Mich., August 1, 2003 - Taubman Centers, Inc. (NYSE:TCO) today announced its financial results for the second quarter, 2003.

        For the quarter ended June 30, 2003, Taubman Centers Funds from Operations (FFO) excluding costs related to the hostile tender offer was $0.41 per diluted share, a 46.4 percent growth in FFO per share as restated. In accordance with the National Association of Real Estate Investment Trusts (NAREIT) guidelines, the company restated its second quarter 2002 FFO per diluted share from $0.38 to $0.28 to include the impact of charges relating to technology investments. FFO per diluted share including the impact of costs related to the hostile tender offer was $0.30 for the quarter versus $0.28 for the second quarter of 2002.

        “These solid results reflect contributions from the successful opening of The Mall at Millenia (Orlando, Fla.) in October, 2002, as well as rents and recoveries from our core portfolio,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “We are pleased that our centers continue to perform well in this tough economic environment.”

        For the quarter ended June 30, 2003, Taubman Centers Net Loss was $0.26 per diluted common share versus a Net Loss of $0.01 per diluted common share for the quarter ended June 30, 2002. This was the result of additional allocations of GAAP net income to the minority interests during the quarter and costs related to the unsolicited hostile tender offer of $0.11 per share. In addition, the disposition of Paseo Nuevo (Santa Barbara, Calif.) provided a one-time positive impact of $0.10 per common share in the second quarter of 2002.

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        For the year-to-date period ended June 30, 2003, Taubman Centers FFO excluding costs related to the hostile tender offer was $0.90 per diluted share, an increase of 34.3 percent from FFO per share of $0.67 during the six months ended June 30, 2002, as restated. FFO per diluted share including costs related to the hostile tender offer for the six month period was $0.68 versus $0.67 as restated for the first six months of 2002.

        For the six months ended June 30, 2003, Taubman Centers Net Loss was $0.40 per diluted common share versus $0.06 during the first six months of 2002. Similar to the quarter, this was a result of additional depreciation from acquisitions and new centers, additional allocations of GAAP net income to the minority interests, costs related to the unsolicited hostile tender offer and gains on dispositions that occurred in the prior year.

Strong Sales Lead Fundamentals

        Mall tenant sales per square foot increased 3.2 percent for the quarter and 0.6 percent for the six month period ended June 30. “This was the first quarter-over-quarter sales per square foot growth in over two years, and we are now showing positive growth for the year,” said Mr. Taubman. “If this growth becomes a trend, it will be very good news for our industry. As retailers become more optimistic about their prospects, over time, rents and occupancy levels will accelerate.”

        During the quarter average annualized rent per square foot for comparable centers was $42.12, up from $41.96 for the second quarter of 2002. “Our leasing spreads were very positive,” added Mr. Taubman. “During the quarter we opened 177,000 square feet of space at average rents of $47.00 and closed 188,000 square feet at average rents of $37.22, for a spread over 26 percent.”

        Comparable center end of period occupancy was flat at 87.7 percent on June 30, 2003. Comparable center leased space was 90.2 percent at June 30, 2003.

        During the quarter, net operating income in comparable centers was up 2 percent from the second quarter of 2002 driven by an increase in rents and recoveries.

Strong September Opening Anticipated for Stony Point

        Eighty-three of approximately 90 tenants have been announced for Stony Point Fashion Park (Richmond, Va.), the company’s newest center, anchored by Saks Fifth Avenue, Dillard’s and Galyans. The center, which is opening September 18, will also feature six full-service restaurants – all new to Richmond – including Fleming’s Prime Steakhouse & Wine Bar, Copeland’s Cheesecake Bistro, Rio Grande Cafe, Brio Tuscan Grille, P.F. Chang’s China Bistro and Champps Restaurant & Bar. Stony Point is over 95 percent leased and committed and is expected to open about 80 percent occupied, with most of the remaining announced stores opening before the holidays.

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        Forty-five percent of the stores will be unique to the Richmond market. The center’s fashion retailers will include such names as Louis Vuitton, Anthropologie, Cole Haan, Banana Republic, Betsey Johnson and Adrienne Vittadini. Teens and younger children will have an equally attractive selection of their favorite stores including Skechers USA, American Eagle Outfitters, Gap/Gap Kids, Hollister Co., Limited Too and Build-A-Bear Workshop. Some of the country’s most creative home and lifestyle retailers will locate at the center, including Restoration Hardware, Mikasa, Smith & Hawken, Sur La Table and Yves Delorme.

Willow Bend Refinancing Completed

        In late June, the company completed a $150 million mortgage financing on The Shops at Willow Bend (Plano, Texas). The loan carries an all-in floating rate of LIBOR plus 2.9 percent including fees and matures in July 2006, with an option to extend for up to an additional two years. Credit Suisse First Boston provided the financing. Proceeds were used to retire the construction financing at the center. In addition, the company expects to complete a $12 million loan during the third quarter to refinance the peripheral land at the center.

        “We are pleased to have completed the financing at Willow Bend,” said Lisa A. Payne, executive vice president, chief financial and administrative officer of Taubman Centers. “We are bullish regarding the long-term opportunity at this center.”

MacArthur Center Investment

        As previously announced on July 10, the company acquired an additional 25 percent interest in MacArthur Center (Norfolk, Va.) increasing its ownership in the center to 95 percent. MacArthur Center, which opened in March 1999, has established itself as the premier center in the greater Norfolk/Hampton Roads market with Nordstrom and Dillard’s and its many unique-to-the-market specialty retailers. “We are pleased to have completed this accretive transaction at an attractive price,” said Mr. Taubman.

Financial Outlook

        The company continues to expect 2003 FFO per diluted share excluding costs related to the Simon hostile tender offer to be in the range of $1.80 to $1.84. It is expected that the fourth quarter will be significantly stronger than the third due to seasonality and the opening of Stony Point.

        The company expects Net Loss per common share for the year (excluding costs related to the hostile tender offer) to be in the range of $0.13 to $0.26.

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Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

o	Income Statements
o	Reconciliation of Net Income to Funds from Operations, EBITDA and Comparable Center NOI
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Stabilization
o	Capital Spending
o	Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call today (August 1) at 11:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.companyboardroom.com and www.streetevents.com. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 30 urban and suburban regional and super regional shopping centers in 13 states. In addition, Stony Point Fashion Park is under construction and will open September 18, 2003, and Northlake Mall (Charlotte, N.C.) will begin construction in October and will open fall 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

_________________

Taubman Centers/5

TAUBMAN CENTERS, INC.

For the Three and Six Months Ended June 30, 2003 and 2002

(in thousands of dollars, except as indicated)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002

Income before discontinued operations and minority and preferred interests	1,869	2,852	9,757	11,124
Discontinued operations - gain on disposition of interests in centers (1)		9,975		12,024
Discontinued operations - income from operations (1)		979		2,723
Minority interest in consolidated joint ventures	242	435	90	646
Minority share of (income) loss of TRG (2)	965	(4,997)	(242)	(9,537)
Distributions in excess of earnings allocable to minority partners (2)	(9,794)	(3,148)	(17,054)	(6,768)
TRG preferred distributions	(2,250)	(2,250)	(4,500)	(4,500)
Net income (loss)	(8,968)	3,846	(11,949)	5,712
Preferred dividends	(4,150)	(4,150)	(8,300)	(8,300)
Net income (loss) allocable to common shareowners	(13,118)	(304)	(20,249)	(2,588)
Income (loss) from continuing operations per common share - diluted	(0.26)	(0.11)	(0.40)	(0.17)
Net income (loss) per common share - basic	(0.26)	(0.01)	(0.40)	(0.05)
Net income (loss) per common share - diluted	(0.26)	(0.01)	(0.40)	(0.06)
EBITDA (3)	64,819	60,281	135,601	128,517
Funds from Operations - Operating Partnership (3)	25,638	23,901	57,756	56,576
Funds from Operations allocable to TCO (3)	15,449	14,767	35,439	34,926
Funds from Operations per common share - basic (3)	0.31	0.29	0.69	0.69
Funds from Operations per common share - diluted (3)	0.30	0.28	0.68	0.67
Weighted average number of common shares outstanding	50,142,939	51,076,901	51,180,513	50,980,530
Common shares outstanding at end of period	49,343,395	51,121,140
Weighted average units - Operating Partnership - basic	83,214,379	82,669,909	83,563,337	82,573,538
Weighted average units - Operating Partnership - diluted	84,631,107	84,189,370	84,939,969	84,147,584
Units outstanding at end of period - Operating Partnership	83,211,570	82,888,206
Ownership percentage of the Operating Partnership at end of period	59.4%	61.8%
Number of owned shopping centers at end of period	20	19

Operating Statistics:
Mall tenant sales	764,404	669,448	1,470,631	1,314,765
Mall tenant sales - comparable centers (4)	562,024	543,358	1,077,799	1,057,575
Ending occupancy - comparable centers (4)	87.7%	87.9%	87.7%	87.9%
Ending occupancy	85.5%	84.2%	85.5%	84.2%
Average occupancy - comparable centers (4)	87.7%	87.4%	88.0%	87.3%
Average occupancy	85.4%	83.7%	85.5%	83.5%
Leased space at end of period - comparable centers (4) (5)	90.2%	91.4%	90.2%	91.4%
Leased space at end of period (5)	88.0%	87.6%	88.0%	87.6%
Mall tenant occupancy costs as a percentage of tenant sales (6)	17.5%	17.6%	18.1%	17.6%
Rent per square foot - mall tenants (4)	$42.12	$41.96	$42.30	$41.96

Taubman Centers/6

Notes:

(1)     The Company sold La Cumbre Plaza and Paseo Nuevo in March 2002 and May 2002, respectively, resulting in gains of $2 million and $10 million. The gains on the sales of La Cumbre Plaza and Paseo Nuevo and the results of operations of La Cumbre Plaza and Paseo Nuevo have been reported as discontinued operations.

(2)     Because the Operating Partnership’s net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and six months ended June 30, 2003 and 2002 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)     The Company defines EBITDA as the Operating Partnership’s share of both the Consolidated Businesses’ and Unconsolidated Joint Ventures’ earnings before interest and depreciation and amortization, excluding gains on dispositions of depreciated operating properties.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary income items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. NAREIT suggests that FFO is a useful supplemental measure of operating performance for REITs.

TRG’s EBITDA and FFO for the three and six months ended June 30, 2002 were restated from previously reported amounts to include charges related to technology investments of $8.1 million, or $0.10 per share, recognized during 2002 and previously excluded from EBITDA and FFO. FFO per share for the three and twelve months ended December 31, 2002 previously reported as $0.49 and $1.72 per share, respectively, has been restated to $0.43 and $1.56, respectively, to include the charges related to the technology investments as well as costs related to the unsolicited tender offer. There were no such costs incurred during the three months ended September 30, 2002.

(4)     Excludes centers opened in 2001, The Mall at Millenia, Sunvalley, Paseo Nuevo, and La Cumbre Plaza.

(5)     Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)     Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

Taubman Centers/7

TAUBMAN CENTERS, INC.

Income Statement
For the Three Months Ended June 30, 2003 and 2002

(in thousands of dollars)

	2003			2002

	Consolidated Businesses	Unconsolidated Joint Ventures (1)	Total	Consolidated Businesses	Unconsolidated Joint Ventures (1)	Total

REVENUES:
Minimum rents	52,075	48,620	100,695	46,739	44,991	91,730
Percentage rents	340	370	710	629	(127)	502
Expense recoveries	34,221	27,843	62,064	29,621	22,320	51,941
Management, leasing and development	5,571		5,571	5,735		5,735
Other	5,819	3,007	8,826	7,347	2,018	9,365

Total revenues	98,026	79,840	177,866	90,071	69,202	159,273

OPERATING COSTS:
Recoverable expenses	29,828	23,019	52,847	25,905	20,881	46,786
Other operating	9,319	5,122	14,441	6,351	5,783	12,134
Charge related to technology investments				8,125		8,125
Costs related to unsolicited tender offer	9,163		9,163
Management, leasing and development	5,513		5,513	5,151		5,151
General and administrative	6,297		6,297	5,445		5,445
Interest expense	22,067	20,936	43,003	20,764	19,568	40,332
Depreciation and amortization	22,252	14,420	36,672	20,218	13,517	33,735

Total operating costs	104,439	63,497	167,936	91,959	59,749	151,708

	(6,413)	16,343	9,930	(1,888)	9,453	7,565

Equity in income of Unconsolidated Joint Ventures	8,282			4,740

Income before discontinued operations
and minority and preferred interests	1,869			2,852
Discontinued operations:
Net gain on disposition of interests in centers				9,975
EBITDA				979
Minority and preferred interests:
TRG preferred distributions	(2,250)			(2,250)
Minority interest in consolidated joint ventures	242			435
Minority share of (income) loss of TRG	965			(4,997)
Distributions in excess of minority share of income	(9,794)			(3,148)

Net income (loss)	(8,968)			3,846
Series A preferred dividends	(4,150)			(4,150)

Net income (loss) allocable to common shareowners	(13,118)			(304)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	37,906	51,699	89,605	40,073	42,538	82,611
EBITDA - outside partners' share	(1,208)	(23,578)	(24,786)	(1,985)	(20,345)	(22,330)

EBITDA contribution	36,698	28,121	64,819	38,088	22,193	60,281
Beneficial interest expense	(21,135)	(10,953)	(32,088)	(19,503)	(9,771)	(29,274)
Non-real estate depreciation	(693)		(693)	(706)		(706)
Preferred dividends and distributions	(6,400)		(6,400)	(6,400)		(6,400)

Funds from Operations contribution (2)	8,470	17,168	25,638	11,479	12,422	23,901

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			337			386

(1)     With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)     EBITDA and FFO for the three months ended June 30, 2003 include costs of $9.2 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three months ended June 30, 2002. EBITDA and FFO for the three months ended June 30, 2002 were restated from previously reported amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from EBITDA and FFO.

Taubman Centers/8

TAUBMAN CENTERS, INC.

Income Statement
For the Six Months Ended June 30, 2003 and 2002

(in thousands of dollars)

	2003			2002

	Consolidated Businesses	Unconsolidated Joint Ventures (1)	Total	Consolidated Businesses	Unconsolidated Joint Ventures (1)	Total

REVENUES:
Minimum rents	104,918	97,036	201,954	93,489	86,471	179,960
Percentage rents	1,526	1,302	2,828	1,694	502	2,196
Expense recoveries	66,447	52,554	119,001	57,396	42,877	100,273
Management, leasing and development	10,363		10,363	10,863		10,863
Other	16,831	8,329	25,160	13,251	4,037	17,288

Total revenues	200,085	159,221	359,306	176,693	133,887	310,580

OPERATING COSTS:
Recoverable expenses	58,498	43,556	102,054	49,291	36,404	85,695
Other operating	18,858	10,177	29,035	16,307	11,013	27,320
Charge related to technology investments				8,125		8,125
Costs related to unsolicited tender offer	19,012		19,012
Management, leasing and development	10,061		10,061	10,044		10,044
General and administrative	12,237		12,237	10,365		10,365
Interest expense	44,579	40,656	85,235	41,393	37,767	79,160
Depreciation and amortization	45,768	28,239	74,007	40,921	27,594	68,515

Total operating costs	209,013	122,628	331,641	176,446	112,778	289,224

	(8,928)	36,593	27,665	247	21,109	21,356

Equity in income of Unconsolidated Joint Ventures	18,685			10,877

Income before discontinued operations
and minority and preferred interests	9,757			11,124
Discontinued operations:
Net gain on disposition of interests in centers				12,024
EBITDA				3,184
Depreciation				(461)
Minority and preferred interests:
TRG preferred distributions	(4,500)			(4,500)
Minority interest in consolidated joint ventures	90			646
Minority share of income of TRG	(242)			(9,537)
Distributions in excess of minority share of income	(17,054)			(6,768)

Net income (loss)	(11,949)			5,712
Series A preferred dividends	(8,300)			(8,300)

Net income (loss) allocable to common shareowners	(20,249)			(2,588)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	81,419	105,488	186,907	85,745	86,470	172,215
EBITDA - outside partners' share	(3,247)	(48,059)	(51,306)	(4,103)	(39,595)	(43,698)

EBITDA contribution	78,172	57,429	135,601	81,642	46,875	128,517
Beneficial interest expense	(42,473)	(21,293)	(63,766)	(38,916)	(18,794)	(57,710)
Non-real estate depreciation	(1,279)		(1,279)	(1,431)		(1,431)
Preferred dividends and distributions	(12,800)		(12,800)	(12,800)		(12,800)

Funds from Operations contribution (2)	21,620	36,136	57,756	28,495	28,081	56,576

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			617			977

(1)     With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)     EBITDA and FFO for the six months ended June 30, 2003 include costs of $19.0 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the six months ended June 30, 2002. EBITDA and FFO for the six months ended June 30, 2002 were restated from previously recorded amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from EBITDA and FFO.

Taubman Centers/9

TAUBMAN CENTERS, INC.

Reconciliation of Net Income to Funds from Operations, EBITDA, and Comparable Center Net Operating Income
For the Three and Six Months Ended June 30, 2003 and 2002

(in thousands of dollars)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002

Net income allocable to common shareowners	(13,118)	(304)	(20,249)	(2,588)

Add (less) depreciation and gains on dispositions of properties:
Gain on disposition of interests in centers		(9,975)		(12,024)
Depreciation and amortization:
Consolidated businesses at 100%	22,252	20,218	45,768	40,921
Minority partners in consolidated joint ventures	(518)	(1,159)	(1,231)	(2,272)
Discontinued operations				461
Share of unconsolidated joint ventures	8,886	7,682	17,451	17,204
Non-real estate depreciation	(693)	(706)	(1,279)	(1,431)

Add minority interests in TRG:
Minority share of income (loss) of TRG	(965)	4,997	242	9,537
Distributions in excess of minority share of income of TRG	9,794	3,148	17,054	6,768

Funds from Operations - TRG (1)	25,638	23,901	57,756	56,576

Funds from Operations - TCO (1)	15,449	14,767	35,439	34,926

Funds from Operations - TRG (from above)	25,638	23,901	57,756	56,576

Add (less):
Preferred dividends and distributions	6,400	6,400	12,800	12,800
Non-real estate depreciation	693	706	1,279	1,431
Interest expense for all businesses	43,003	40,332	85,235	79,160
Interest expense allocable to minority partners in consolidated joint ventures	(932)	(1,261)	(2,106)	(2,476)
Interest expense allocable to outside partners in unconsolidated joint ventures	(9,983)	(9,797)	(19,363)	(18,974)

Beneficial interest in EBITDA - TRG (1)	64,819	60,281	135,601	128,517

Add:
EBITDA allocable to minority partners in consolidated joint ventures	1,208	1,985	3,247	4,103
EBITDA allocable to outside partners in unconsolidated joint ventures	23,578	20,345	48,059	39,595

EBITDA at 100% - TRG	89,605	82,611	186,907	172,215

Add (less) items excluded from shopping center Net Operating Income:
General and administrative expenses	6,297	5,445	12,237	10,365
Management, leasing and development services, net	(58)	(584)	(302)	(819)
Costs related to unsolicited tender offer	9,163		19,012
Charges related to technology investments		8,125		8,125
Gains on peripheral land sales	(705)	(2,288)	(957)	(4,245)
Individually significant lease cancellation fees (2)	(500)		(5,498)
Dolphin CDD reversal in 2002				(2,867)
Straight-line of minimum rent	(373)	(733)	(672)	(1,275)
Non-center specific operating expenses and other	2,243	1,512	4,509	6,609

Net Operating Income - all centers at 100%	105,672	94,088	215,236	188,108

Less - Net Operating Income of non-comparable centers (3)	(28,294)	(18,290)	(57,354)	(35,532)

Net Operating Income - comparable centers at 100%	77,378	75,798	157,882	152,576

(1)     TRG’s EBITDA and FFO for the three and six months ended June 30, 2003 include costs of $9.2 million and $19.0 million, respectively, incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three and six months ended June 30, 2002. TRG’s EBITDA and FFO for the three and six months ended June 30, 2002 were restated from previously reported amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from EBITDA and FFO. TCO’s share of TRG’s FFO is based on an average ownership of 60% and 62% during the three months ended June 30, 2003 and 2002, respectively, and 61% and 62% during the six months ended June 30, 2003 and 2002, respectively.

(2)     The Company excludes individual lease cancellation fees in excess of $0.5 million from its computation of comparable center net operating income.

(3)     Includes centers opened in 2001, The Mall at Millenia, Sunvalley, Paseo Nuevo, and La Cumbre Plaza.

Taubman Centers/10

TAUBMAN CENTERS, INC.

Balance Sheets
As of June 30, 2003 and December 31, 2002

(in thousands of dollars)

	As of

	June 30, 2003	December 31, 2002
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,601,989	2,533,530
Accumulated depreciation and amortization	(440,524)	(404,566)

	2,161,465	2,128,964
Cash and cash equivalents	29,015	32,502
Accounts and notes receivable	31,141	32,416
Accounts and notes receivable from related parties	2,169	3,887
Deferred charges and other assets	42,582	40,536

	2,266,372	2,238,305

Liabilities:
Notes payable	1,592,990	1,543,693
Accounts payable and accrued liabilities	229,387	240,811
Dividend and distributions payable	13,001	13,746
Distributions in excess of net income of (investment in) Unconsolidated Joint Ventures	5,577	(31,402)

	1,840,955	1,766,848

Preferred Equity of TRG	97,275	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	32	32
Common stock	493	522
Additional paid-in capital	690,159	690,387
Accumulated other comprehensive income	(16,562)	(17,485)
Dividends in excess of net income	(346,060)	(299,354)

	328,142	374,182

	2,266,372	2,238,305

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,250,140	1,248,335
Accumulated depreciation and amortization	(309,278)	(287,670)

	940,862	960,665
Cash and cash equivalents	20,697	37,576
Accounts and notes receivable	18,479	16,487
Deferred charges and other assets	36,285	31,668

	1,016,323	1,046,396

Liabilities:
Notes payable	1,350,661	1,289,739
Accounts payable and other liabilities	66,326	91,596

	1,416,987	1,381,335

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(221,239)	(187,584)
Accumulated deficiency in assets - Joint Venture Partners	(175,143)	(142,835)
Accumulated other comprehensive income - TRG	(3,380)	(3,568)
Accumulated other comprehensive income - Joint Venture Partners	(902)	(952)

	(400,664)	(334,939)

	1,016,323	1,046,396

Taubman Centers/11

TAUBMAN CENTERS, INC.

2003 Annual Outlook

(all dollar amounts per common share-diluted, amounts may not add due to rounding)

	Range for Year Ended December 31, 2003

Guidance for Funds from Operations per share, excluding
unsolicited tender offer costs (1)	$ 1.80	$ 1.84

Real estate depreciation - TRG	(1.44)	(1.40)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.47)	(0.42)

Guidance for net loss allocable to common shareholders,
excluding unsolicited tender offer costs (1)	$ (0.26)	$ (0.13)

(1)     Costs related to the unsolicited tender offer and related litigation during the three and six months ended June 30, 2003 were $9.2 million and $19.0 million, respectively. The Company expects to continue incurring significant costs until these matters are resolved. The ultimate cost will be dependent upon the outcome and duration of these matters.